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                                                                    EXHIBIT 23.2


The Board of Directors of each of:
Burlington Resources Inc.;
Burlington Resources Capital I;
Burlington Resources Capital II; and
Burlington Resources Finance Company

We consent to the incorporation by reference in the registration statement on this Form S-3 of Burlington Resources Inc.; Burlington Resources Capital I; Burlington Resources Capital II; and Burlington Resources Finance Company of our report dated March 3, 2000 with respect to the consolidated balance sheets of Burlington Resources Canada Energy Ltd. as of December 31, 1999 and the related consolidated statements of income, retained earnings and cash flows for each of the years in the two year period ended December 31, 1999 which report is filed as an exhibit to the Annual Report of Burlington Resources Inc. on Form 10-K for the year ended December 31, 2000.

                                                              /s/ KPMG LLP
                                                              ------------
                                                              KPMG LLP

Calgary, Canada
May 23, 2001